UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director

On December 18, 2018, the Board of Directors (the “Board”) of Entercom Communications Corp. (the “Company”), upon the recommendation of the Board’s Nominating / Corporate Governance Committee, increased the size of the Company’s Board of Directors from eight to nine persons. The Board determined that the new directorship be in Board Class I with a term expiring at the Company’s 2021 annual meeting of shareholders or until such Director’s successor is duly elected and qualified. As a result, all three Classes of directors now have three directorships.

The Board then, upon the recommendation of the Board’s Nominating / Corporate Governance Committee, elected Susan K. Neely (age 62) as a Director of the Company to fill the newly created vacancy. Ms. Neely has not yet been appointed to serve on any Board committee.

Following her election, the Board determined that Ms. Neely has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board therefore determined Ms. Neely to be independent in accordance with the applicable NYSE and SEC rules and regulations.

Since September 2018, Ms. Neely has been serving as President and Chief Executive Officer of American Council of Life Insurers. From May 2005 through August 2018, Ms. Neely served as President and Chief Executive Officer of American Beverage Association.

Ms. Neely is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission’s Regulation S-K. There are no arrangements or understandings between Ms. Neely and any other persons pursuant to which she was selected as a director.

Ms. Neely will be compensated pursuant to the Company’s Non-Employee Director Compensation Policy. In connection therewith, upon her election to the Board, Ms. Neely was awarded an initial equity compensation grant of 7,992 restricted stock units pursuant to the Entercom Equity Compensation Plan. The terms of such equity awards are as otherwise provided in the Non-Employee Director Compensation Policy.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)	Amended Code of Ethics

On December 18, 2018, the Board of Directors (the “Board”) of Entercom Communications Corp. (the “Company”), upon the recommendation of the Board’s Nominating / Corporate Governance Committee, amended the Company’s Code of Business Conduct and Ethics Policy. The amendment codifies the Company’s policy against hedging Company securities by persons covered by the Company’s Securities Trading Policy. The amendment adds a new Section 10 to the Company’s Code of Business Conduct and Ethics Policy as follows:

10.    No Hedging of Company Securities. No “Covered Person” (as defined in the Securities Trading Policy) may, directly or indirectly hedge Company securities (that is, make an investment in another security in order to reduce the risk of a loss or gain on any Company Security), whether via forward contracts, equity swaps, collars, exchange funds or otherwise.

The Company’s amended Code of Business Conduct and Ethics Policy is filed as an exhibit to this Current Report on Form 8K.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.	Title

14.1	Entercom Communications Corp. Code of Business Conduct and Ethics Policy

99.1	Entercom Communications Corp.’s Press Release, issued December 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President and
General Counsel

Dated: December 21, 2018